Exhibit 99.1

CBTX, Inc. Reports Fourth Quarter Financial Results

Houston, Texas, January 30, 2019-- CBTX, Inc. (the “Company”) (NASDAQ: CBTX), the bank holding company for CommunityBank of Texas N.A., today announced net income of $14.1 million, or $0.56 per diluted share, for the quarter ended December 31, 2018, compared to $2.0 million, or $0.08 per diluted share, for the quarter ended December 31, 2017 and $13.0 million, or $0.52 per diluted share, for the quarter ended September 30, 2018.

For 2018, net income and earnings per share were positively impacted by the 14% reduction of the corporate U.S. statutory federal tax rate from 35% to 21% as a result of the enactment of the Tax Cuts and Jobs Act (the “Tax Act”), which became effective January 1, 2018.

The Company reported net income for the year ended December 31, 2018 of $47.3 million, or $1.89 per diluted share, compared to $27.6 million, or $1.22 per diluted share, for the year ended December 31, 2017.

Highlights

•	Return on average shareholders’ equity was 10.2% for the year ended December 31, 2018, compared to 7.2% for the year ended December 31, 2017.

•

Net interest income for the quarter ended December 31, 2018 totaled $33.2 million, an increase of 5.4% from the third quarter of 2018, primarily due to the impact of increased average loans and higher average yields on loans, partially offset by the impact of increased interest-bearing deposits and higher rates on those deposits.

•	The efficiency ratio improved to 59.0% for the year ended December 31, 2018, compared to 64.2% for the year ended December 31, 2017.

“We are pleased with our 2018 operating results, as our growth led to all-time highs in assets, loans and deposits,” said Robert R. Franklin, Jr., Chairman, President and Chief Executive Officer of CBTX, Inc. “We reported record earnings for the year, driven by stable organic growth in loans and deposits,  continued improvement in expense efficiency and excellent credit metrics.”

Operating Results:

Net Interest Income

Net interest income was $33.2 million for the fourth quarter of 2018, compared to $28.2 million for the fourth quarter of 2017 and $31.5 million for the third quarter of 2018. The increase in net interest income in the fourth quarter of 2018 from the fourth quarter of 2017, was primarily due to increased interest income resulting from higher average loans and higher average yields on loans and federal funds sold,  partially offset by an increase in interest expense due to higher average interest-bearing deposits and higher rates on those deposits.

The increase in net interest income in the fourth quarter of 2018 from the third quarter of 2018 was due to increased interest income resulting from higher average loans and higher average yields on loans, partially offset by the impact on interest expense of increased average interest-bearing deposits and higher rates on those deposits.

Net interest income was $124.7 million for the year ended December 31, 2018, compared to $107.8 million for year ended December 31, 2017. The increase in net interest income in 2018, as compared to 2017 was due to increased interest income resulting from higher average loans and securities and higher average yields on loans and federal funds sold, partially offset by the impact of increased interest expense due to higher average interest-bearing deposits and higher rates on those deposits, offset by lower interest expense in 2018 due to the payoff of our note payable in the fourth quarter of 2017.

Provision (Recapture) for Loan Losses

Provision for loan loss was a recapture of $2.2 million for the fourth quarter of 2018, compared to a  provision of $1.1 million for the fourth quarter of 2017 and a recapture of $1.1 million for the third quarter of 2018. The recapture in the fourth quarter of 2018 was due to the impact of recoveries during the quarter. The recapture in the third quarter of 2018 was driven by strong credit quality, continuing low nonperforming and impaired loans and minimal charge-off history. The provision in the fourth quarter of 2017 reflects the increase in loans during that period.

Provision for loan loss was a recapture of $1.8 million for the year ended December 31, 2018, compared to a recapture of $338,000 for the year ended December 31, 2017. The recapture in the year ended December 31, 2018 was due to the recapture in the third and fourth quarter of 2018 (see explanation above). The recapture in the year ended December 31, 2017 was primarily the result of pay-offs of certain classified and problem loans, which resulted in a decrease in their related allowance for loan losses.

The allowance for loan losses was $23.7 million, or 0.97% of total loans, at December 31, 2018, compared to $24.8 million, or 1.07% of total loans, at December 31, 2017 and $24.5 million, or 0.99% of total loans, at September 30, 2018.

Noninterest Income

Noninterest income was $3.9 million for the fourth quarter of 2018,  $3.1 million for the fourth quarter of 2017 and $3.5 million for the third quarter of 2018. Noninterest income for the fourth quarter of 2018 was higher compared to the fourth quarter of 2017 primarily due to an increase in deposit account service charges and higher net gains on sales of assets during the fourth quarter of 2018. Noninterest income for the fourth quarter of 2018 was higher compared to the third quarter of 2018 primarily due to an increase in deposit account service charges.

Noninterest income was $14.3 million for the year ended December 31, 2018 compared to $14.2 million for the year ended December 31, 2017. Although overall noninterest income increased minimally between 2018 and 2017, there were increases in deposit account service charges, card interchange fees and earnings on bank-owned life insurance, partially offset by decreased gains on sales of fixed assets.

Noninterest Expense

Noninterest expense was $21.8 million for the fourth quarter of 2018,  $22.0 million for the fourth quarter of 2017 and $20.0 million for the third quarter of 2018.

Noninterest expense decreased $233,000 in the fourth quarter of 2018 compared to the fourth quarter of 2017 primarily due to higher salaries, group health insurance and stock compensation expense during 2018, partially offset by lower deferred compensation expense during 2018 and the impact of a change in control charge of $2.2 million related to our initial public offering (IPO) recorded in the fourth quarter of 2017.

Noninterest expense increased $1.8 million or 9.0% during the fourth quarter of 2018 compared to the third quarter of 2018 primarily due to increased group health insurance and employee bonus expense during 2018.

Noninterest expense was  $82.0 million for 2018, as compared to $78.3 million for 2017. This increase during 2018 of $3.7 million was primarily due to increased salaries, group health insurance and stock compensation expense during 2018,  partially offset by lower deferred compensation expense and repossessed real estate costs in 2018 and the impact of a change in control charge of $2.5 million related to our IPO recorded in the fourth quarter of 2017.

Income Taxes

Income tax expense was $3.4 million for the fourth quarter of 2018,  $6.3 million for the fourth quarter of 2017 and $3.2 million for the third quarter of  2018.  Income tax expense was $11.4 million for the year ended December 31, 2018 and $16.5 million for the year ended December 31, 2017.

The effective tax rates were 19.3% for the fourth quarter of 2018,  19.8% for the third quarter of 2018 and 19.4% for the year ended December 31, 2018. The effective tax rates for the 2018 periods reflect the reduction of the federal tax rate from 35% to 21% effective January 1, 2018 as a result of the Tax Act. The effective tax rate for the fourth quarter of 2017 was 76.3%, reflecting the impact of the deferred tax asset remeasurement adjustment of $3.9 million related to the adoption of the Tax Act. The effective tax rate for the year ended December 31, 2017 was 37.4%, reflecting the impact of the adoption of the Tax Act as well as true-ups and return to provision adjustments recorded in 2017. The effective tax rate for the fourth quarter of 2017 and the year ended December 31, 2017, would have been 29.7% and 28.6% without the impact of the deferred tax remeasurement adjustment noted above.

Balance Sheet Highlights:

Loans

Loans were $2.4 billion at December 31, 2018,  $2.3 billion at December 31, 2017 and $2.5 billion at September 30, 2018.

Asset Quality

Nonperforming assets remain low relative to total assets at $3.5 million, or 0.11% of total assets, at December 31, 2018,  $8.4 million, or 0.27% of total assets, at December 31, 2017 and $5.8 million, or 0.18% of total assets at September 30, 2018.

Annualized net charge-offs (recoveries) to average loans were (0.22%) for the fourth quarter of 2018, 0.00%  for the fourth quarter of 2017 and 0.02%  for the third quarter of 2018.  The annualized charge-offs (recoveries) for the fourth quarter of 2018 reflects the impact of recoveries in that period.

Deposits and Borrowings

Total deposits were $2.8 billion at December 31, 2018, compared to $2.6 billion at December 31, 2017 and $2.7 billion at September 30, 2018.

We define total borrowings as the total of notes payable, repurchase agreements and Federal Home Loan Bank (FHLB) advances.   Total borrowings were comprised of repurchase agreements at  December 31, 2018, December 31, 2017 and September 30, 2018 and were $2.5 million, $1.5 million and $1.4 million, respectively.

Capital

At December 31, 2018,  the Company remained well capitalized under bank regulatory requirements.

Our ratio of tangible equity to tangible assets was 12.6% at December 31, 2018, 12.0% at December 31, 2017 and 12.4% at September 30, 2018.  Tangible equity to tangible assets is a non‑GAAP financial measure. The most directly comparable GAAP financial measure to tangible equity to tangible assets is total shareholders’ equity to total assets, which was 14.9% at December 31, 2018, 14.5% at December 31, 2017 and 14.8% at September 30, 2018. See the table captioned “Non‑GAAP to GAAP Reconciliation” at the end of this earnings release.

About CBTX, Inc.

CBTX, Inc. is the bank holding company for CommunityBank of Texas, N.A., a $3.3 billion asset bank, offering commercial banking solutions to local small and mid-sized businesses and professionals in Houston, Dallas, Beaumont and surrounding communities in southeast Texas.  Visit www.communitybankoftx.com for more information.

Forward-Looking Statements

This release may contain certain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiary. Forward-looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to, whether the Company can: prudently manage and execute its growth strategy; manage risks associated with its acquisition and de novo branching strategy; maintain its asset quality; address the volatility and direction of market interest rates; continue to have access to debt and equity capital markets; avoid or address interruptions or breaches in the Company’s information system security; and achieve its performance goals. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) and other reports and statements that the Company has filed with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what it anticipates. Accordingly, you should not place undue reliance on any such forward looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Copies of the SEC filings for the Company are available for download free of charge from www.communitybankoftx.com under the Investor Relations tab.

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

Balance Sheet Data (at period end):	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017

Loans, excluding loans held for sale	$2,446,823	$2,463,197	$2,404,132	$2,356,053	$2,311,544
Allowance for loan losses	(23,693)	(24,486)	(25,746)	(25,349)	(24,778)
Loans, net	2,423,130	2,438,711	2,378,386	2,330,704	2,286,766

Cash and equivalents	382,070	281,640	245,265	279,915	326,199
Debt securities	229,964	222,493	230,393	221,183	223,208
Premises and equipment, net	51,622	52,032	52,607	53,135	53,607
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangible assets, net	5,775	6,038	6,276	6,521	6,770
Repossessed real estate and other assets	12	175	137	295	705
Loans held for sale	-	384	560	113	1,460
Other assets	105,573	108,030	106,186	101,974	101,418
Total Assets	$3,279,096	$3,190,453	$3,100,760	$3,074,790	$3,081,083

Noninterest-bearing deposits	$1,183,058	$1,144,985	$1,114,155	$1,120,521	$1,109,789
Interest-bearing deposits	1,583,224	1,545,095	1,447,119	1,479,181	1,493,183
Total deposits	2,766,282	2,690,080	2,561,274	2,599,702	2,602,972

Repurchase agreements	2,498	1,351	1,448	861	1,525
Federal Home Loan Bank advances	-	-	50,000	-	-
Junior subordinated debt	1,571	6,726	6,726	6,726	6,726
Other liabilities	21,120	20,445	20,117	15,930	23,646
Total Liabilities	2,791,471	2,718,602	2,639,565	2,623,219	2,634,869

Shareholders' Equity	487,625	471,851	461,195	451,571	446,214
Total Liabilities and Shareholders' Equity	$3,279,096	$3,190,453	$3,100,760	$3,074,790	$3,081,083

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Income (Unaudited)

(In thousands)

	For the Three Months Ended					For the Years Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Interest Income
Interest and fees on loans	$33,427	$31,513	$30,493	$28,462	$27,726	$123,895	$107,368
Securities	1,542	1,535	1,507	1,436	1,357	6,020	5,347
Federal Funds and interest-bearing deposits	1,913	1,617	1,127	1,187	1,283	5,844	3,944
Total Interest Income	36,882	34,665	33,127	31,085	30,366	135,759	116,659
Interest Expense
Deposits	3,551	2,961	2,126	1,948	1,993	10,586	7,652
Repurchase agreements	1	1	1	1	—	4	5
Federal Home Loan Bank advances	—	61	12	—	—	73	—
Note payable	4	4	3	4	122	15	906
Junior subordinated debt	106	112	109	93	86	420	322
Total Interest Expense	3,662	3,139	2,251	2,046	2,201	11,098	8,885
Net Interest Income	33,220	31,526	30,876	29,039	28,165	124,661	107,774
Provision (Recapture) for Loan Losses	(2,169)	(1,142)	690	865	1,050	(1,756)	(338)
Net Interest Income After Provision (Recapture) for Loan Losses	35,389	32,668	30,186	28,174	27,115	126,417	108,112
Noninterest Income
Deposit account service charges	1,709	1,597	1,497	1,478	1,388	6,281	5,800
Net gain (loss) on sale of assets	168	152	210	130	(7)	660	1,524
Card interchange fees	921	922	971	927	941	3,741	3,453
Earnings on bank-owned life insurance	456	443	465	451	460	1,815	1,580
Other	605	412	363	375	362	1,755	1,847
Total Noninterest Income	3,859	3,526	3,506	3,361	3,144	14,252	14,204
Noninterest Expense
Salaries and employee benefits	13,834	12,499	12,496	12,695	14,021	51,524	48,573
Net occupancy expense	2,268	2,428	2,433	2,265	2,346	9,394	9,151
Regulatory fees	507	488	513	545	487	2,053	2,176
Data processing	664	664	666	683	674	2,677	2,629
Software	408	400	403	365	344	1,576	1,208
Printing, stationery and office	303	291	303	264	288	1,161	1,097
Amortization of intangibles	237	245	248	255	263	985	1,079
Professional and director fees	1,123	809	686	919	1,168	3,537	3,105
Correspondent bank and customer related transaction expenses	64	66	68	67	67	265	286
Loan processing costs	153	102	75	118	141	448	461
Advertising, marketing and business development	406	437	475	506	508	1,824	1,461
Repossessed real estate and other asset expense	7	3	5	57	66	72	609
Security and protection expense	317	346	311	302	300	1,276	1,355
Telephone and communications	408	342	394	386	344	1,530	1,316
Other expenses	1,057	844	936	857	972	3,694	3,786
Total Noninterest Expense	21,756	19,964	20,012	20,284	21,989	82,016	78,292
Net Income Before Income Tax Expense	17,492	16,230	13,680	11,251	8,270	58,653	44,024
Income Tax Expense	3,380	3,207	2,638	2,139	6,313	11,364	16,453
Net Income	$14,112	$13,023	$11,042	$9,112	$1,957	$47,289	$27,571

CBTX, INC. AND SUBSIDIARY

Financial Highlights (Unaudited)

(In thousands, except per share data and percentages)

	For the Three Months Ended					For the Years Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Profitability:
Net income	$14,112	$13,023	$11,042	$9,112	$1,957	$47,289	$27,571
Basic earnings per share	$0.57	$0.52	$0.44	$0.37	$0.08	$1.90	$1.23
Diluted earnings per share	$0.56	$0.52	$0.44	$0.37	$0.08	$1.89	$1.22

Return on average assets (1)	1.7%	1.6%	1.4%	1.2%	0.3%	1.5%	0.9%
Return on average shareholders' equity (1)	11.7%	11.0%	9.7%	8.2%	1.8%	10.2%	7.2%
Net interest margin- tax equivalent (1)	4.4%	4.3%	4.4%	4.2%	4.1%	4.4%	4.1%
Efficiency ratio (2)	58.7%	57.0%	58.2%	62.6%	70.2%	59.0%	64.2%

Liquidity and Capital Ratios:
Total shareholders' equity to total assets	14.9%	14.8%	14.9%	14.7%	14.5%	14.9%	14.5%
Tangible equity to tangible assets (3)	12.6%	12.4%	12.4%	12.2%	12.0%	12.6%	12.0%
Common equity tier 1 capital ratio	14.7%	14.3%	14.1%	14.1%	14.2%	14.7%	14.2%
Tier 1 risk-based capital ratio	14.8%	14.5%	14.3%	14.4%	14.4%	14.8%	14.4%
Total risk-based capital ratio	15.6%	15.4%	15.3%	15.4%	15.4%	15.6%	15.4%
Tier 1 leverage ratio	12.8%	12.8%	12.9%	12.6%	12.3%	12.8%	12.3%

Other Data:
Weighted average common shares outstanding- Basic	24,886	24,859	24,858	24,833	23,629	24,859	22,457
Weighted average common shares outstanding- Diluted	25,046	25,060	24,997	24,954	23,742	25,018	22,573
Common shares outstanding at period end	24,907	24,859	24,859	24,833	24,833	24,907	24,833
Dividends per share	$0.05	$0.05	$0.05	$0.05	$0.05	$0.20	$0.20
Book value per share	$19.6	$19.0	$18.6	$18.2	$18.0	$19.6	$18.0
Tangible book value per share (3)	$16.1	$15.5	$15.0	$14.7	$14.4	$16.1	$14.4
Employees - full-time equivalents	495	489	488	477	462	495	462

(1)Quarterly ratios are annualized.

(2)Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

(3)Non‑GAAP financial measure. The most directly comparable GAAP financial measure is book value per share. See the table captioned “Non‑GAAP to GAAP Reconciliation” at the end of this earnings release.

CBTX, INC. AND SUBSIDIARY

Net Interest Margin (Unaudited)

(In thousands, except percentages)

	For the Three Months Ended
	12/31/2018			9/30/2018			12/31/2017
		Interest			Interest			Interest
	Average	Earned/	Average	Average	Earned/	Average	Average	Earned/	Average
	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/
	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)
Assets
Interest-earnings assets:
Total loans (2)	$2,468,415	$33,427	5.37%	$2,404,491	$31,513	5.20%	$2,252,735	$27,726	4.88%
Debt securities	226,882	1,542	2.70%	230,592	1,535	2.64%	222,602	1,357	2.42%
Federal funds sold and other interest-earning assets	293,299	1,697	2.30%	272,739	1,404	2.04%	317,484	1,093	1.37%
Nonmarketable equity securities	14,789	216	5.79%	16,799	213	5.01%	14,698	190	5.13%
Total interest-earning assets	3,003,385	$36,882	4.87%	2,924,621	$34,665	4.70%	2,807,519	$30,366	4.29%
Allowance for loan losses	(24,305)			(25,689)			(24,127)
Noninterest-earnings assets	295,236			292,598			296,108
Total assets	$3,274,316			$3,191,530			$3,079,500
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,578,146	$3,551	0.89%	$1,530,077	$2,961	0.77%	$1,519,631	$1,993	0.52%
Repurchase agreements	1,925	1	0.21%	1,516	1	0.26%	1,793	—	—
FHLB advances	—	—	—	11,141	61	2.17%	—	—	—
Note payable	—	4	—	—	4	—	11,252	122	4.30%
Junior subordinated debt	9,817	106	4.28%	10,826	112	4.14%	10,826	86	3.15%
Total interest-bearing liabilities	1,589,888	$3,662	0.91%	1,553,560	$3,139	0.80%	1,543,502	$2,201	0.56%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,181,035			1,145,516			1,087,416
Other liabilities	23,083			23,600			23,271
Total noninterest-bearing liabilities	1,204,118			1,169,116			1,110,687
Shareholders’ equity	480,310			468,854			425,311
Total liabilities and shareholders’ equity	$3,274,316			$3,191,530			$3,079,500
Net interest income		$33,220			$31,526			$28,165
Net interest spread (3)			3.96%			3.90%			3.73%
Net interest margin (4)			4.39%			4.28%			3.98%
Net interest margin—tax equivalent (5)			4.42%			4.31%			4.06%

(1)Annualized.

(2)Includes average outstanding balances of loans held for sale of $642,000,  $741,000  and $521,000  for the quarter ended December  31, 2018,  September  30, 2018 and December  31, 2017, respectively.

(3)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(4)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(5)To make pre‑tax income and resultant yields on tax‑exempt investments and loans comparable to those on taxable investments and loans, a tax equivalent adjustment of $257,000,  $261,000 and $549,000  for the quarter ended December  31, 2018,  September  30, 2018 and December  31, 2017, respectively, has been computed using a federal income tax rate of 21% for 2018 and 35% for 2017.

	For the Years Ended December 31,
	2018			2017
		Interest			Interest
	Average	Earned/	Average	Average	Earned/	Average
	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earnings assets:
Total loans (1)	$2,392,348	$123,895	5.18%	$2,206,541	$107,368	4.87%
Debt securities	227,384	6,020	2.65%	220,953	5,347	2.42%
Federal funds sold and other interest-earning assets	255,323	5,030	1.97%	272,715	3,204	1.17%
Nonmarketable equity securities	15,282	814	5.32%	14,692	740	5.04%
Total interest-earning assets	2,890,337	$135,759	4.70%	2,714,901	$116,659	4.30%
Allowance for loan losses	(25,063)			(25,319)
Noninterest-earnings assets	290,868			284,165
Total assets	$3,156,142			$2,973,747
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,519,643	$10,586	0.70%	$1,503,350	$7,652	0.51%
Repurchase agreements	1,601	4	0.25%	2,254	5	0.27%
FHLB advances	3,356	73	2.18%	—	—	—
Note payable	—	15	—	22,164	906	4.09%
Junior subordinated debt	10,572	420	3.97%	10,826	322	2.97%
Total interest-bearing liabilities	1,535,172	$11,098	0.72%	1,538,594	$8,885	0.58%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,134,191			1,031,707
Other liabilities	22,082			19,388
Total noninterest-bearing liabilities	1,156,273			1,051,095
Shareholders’ equity	464,697			384,058
Total liabilities and shareholders’ equity	$3,156,142			$2,973,747
Net interest income		$124,661			$107,774
Net interest spread (2)			3.97%			3.72%
Net interest margin (3)			4.31%			3.97%
Net interest margin—tax equivalent (4)			4.35%			4.06%

(1)Includes average outstanding balances of loans held for sale of $589,000 and $769,000 for the year ended December  31, 2018 and 2017, respectively.

(2)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(3)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(4)To make pre‑tax income and resultant yields on tax‑exempt investments and loans comparable to those on taxable investments and loans, a tax equivalent adjustment of $1.1 million and $2.3 million for the year ended December  31, 2018 and 2017, respectively, has been computed using a federal income tax rate of 21% for 2018 and 35% for 2017.

CBTX, INC. AND SUBSIDIARY

Yield Trend (Unaudited)

	For the Three Months Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Yield Trend - Annualized:
Interest-earnings assets:
Total loans	5.37%	5.20%	5.15%	4.98%	4.88%
Debt securities	2.70%	2.64%	2.65%	2.60%	2.42%
Federal funds sold and other interest-earning assets	2.30%	2.04%	1.86%	1.60%	1.37%
Nonmarketable equity securities	5.79%	5.01%	5.17%	5.32%	5.13%
Total interest-earning assets	4.87%	4.70%	4.71%	4.49%	4.29%

Interest-bearing liabilities:
Interest-bearing deposits	0.89%	0.77%	0.58%	0.53%	0.52%
Repurchase agreements	0.21%	0.26%	0.26%	0.29%	—
FHLB advances	—	2.17%	2.19%	—	—
Note payable	—	—	—	—	4.30%
Junior subordinated debt	4.28%	4.14%	4.04%	3.48%	3.15%
Total interest-bearing liabilities	0.91%	0.80%	0.60%	0.55%	0.56%

Net interest spread (1)	3.96%	3.90%	4.11%	3.93%	3.73%
Net interest margin (2)	4.39%	4.28%	4.39%	4.19%	3.98%
Net interest margin—tax equivalent (3)	4.42%	4.31%	4.43%	4.23%	4.06%

(1)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(2)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(3)To make pre‑tax income and resultant yields on tax‑exempt investments and loans comparable to those on taxable investments and loans, a tax equivalent adjustment has been computed using a federal income tax rate of 21% for 2018 and 35% for 2017.

CBTX, INC. AND SUBSIDIARY

Average Outstanding Balances (Unaudited)

(In thousands)

	For the Three Months Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Average Outstanding Balances:

Assets
Interest-earnings assets:
Total loans (1)	$2,468,415	$2,404,491	$2,375,253	$2,319,463	$2,252,735
Debt securities	226,882	230,592	228,262	223,730	222,602
Federal funds sold and other interest-earning assets	293,299	272,739	201,906	252,722	317,484
Nonmarketable equity securities	14,789	16,799	14,823	14,701	14,698
Total interest-earning assets	3,003,385	2,924,621	2,820,244	2,810,616	2,807,519
Allowance for loan losses	(24,305)	(25,689)	(25,392)	(24,866)	(24,127)
Noninterest-earnings assets	295,236	292,598	288,416	287,099	296,108
Total assets	$3,274,316	$3,191,530	$3,083,268	$3,072,849	$3,079,500

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,578,146	$1,530,077	$1,478,016	$1,491,613	$1,519,631
Repurchase agreements	1,925	1,516	1,540	1,418	1,793
FHLB advances	—	11,141	2,198	—	—
Note payable	—	—	—	—	11,252
Junior subordinated debt	9,817	10,826	10,826	10,826	10,826
Total interest-bearing liabilities	1,589,888	1,553,560	1,492,580	1,503,857	1,543,502
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,181,035	1,145,516	1,111,736	1,097,085	1,087,416
Other liabilities	23,083	23,600	20,441	21,165	23,271
Total noninterest-bearing liabilities	1,204,118	1,169,116	1,132,177	1,118,250	1,110,687
Shareholders’ equity	480,310	468,854	458,511	450,742	425,311
Total liabilities and shareholders’ equity	$3,274,316	$3,191,530	$3,083,268	$3,072,849	$3,079,500

(1)Includes average outstanding balances of loans held for sale.

CBTX, INC. AND SUBSIDIARY

Period End Balances (Unaudited)

(In thousands, except percentages)

	12/31/2018		9/30/2018		6/30/2018		3/31/2018		12/31/2017
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%

Loan Portfolio:
Commercial and industrial	$519,779	21.2%	$569,334	23.1%	$565,850	23.5%	$559,070	23.7%	$559,363	24.1%
Real estate:
Commercial real estate	795,733	32.4%	776,439	31.4%	780,224	32.4%	767,108	32.5%	738,293	31.9%
Construction and development	515,533	21.0%	487,289	19.7%	449,390	18.6%	436,260	18.5%	449,211	19.4%
1-4 family residential	282,011	11.5%	288,737	11.7%	279,227	11.6%	260,580	11.0%	258,584	11.2%
Multi-family residential	221,194	9.0%	236,907	9.6%	229,609	9.5%	236,000	10.0%	220,305	9.5%
Consumer	39,421	1.6%	39,807	1.6%	41,833	1.7%	40,869	1.7%	40,433	1.7%
Agricultural	11,076	0.5%	11,609	0.5%	10,951	0.5%	8,807	0.4%	11,256	0.5%
Other	68,382	2.8%	59,484	2.4%	53,376	2.2%	52,382	2.2%	40,344	1.7%
Gross loans	2,453,129	100.0%	2,469,606	100.0%	2,410,460	100.0%	2,361,076	100.0%	2,317,789	100.0%
Less deferred fees and unearned discount	(6,306)		(6,025)		(5,768)		(4,910)		(4,785)
Less allowance for loan losses	(23,693)		(24,486)		(25,746)		(25,349)		(24,778)
Less loans held for sale	—		(384)		(560)		(113)		(1,460)
Loans, net	$2,423,130		$2,438,711		$2,378,386		$2,330,704		$2,286,766

Deposits:
Interest-bearing demand accounts	$387,457	14.0%	$367,120	13.6%	$342,890	13.4%	$345,378	13.3%	$363,015	14.0%
Money market accounts	737,770	26.7%	722,382	26.9%	650,747	25.4%	717,548	27.6%	702,299	27.0%
Savings accounts	96,962	3.5%	94,344	3.5%	97,576	3.8%	95,603	3.7%	95,842	3.7%
Certificates and other time deposits, $100,000 or greater	189,007	6.8%	182,552	6.8%	164,464	6.4%	161,777	6.2%	172,469	6.6%
Certificates and other time deposits, less than $100,000	172,028	6.2%	178,697	6.6%	191,442	7.5%	158,875	6.1%	159,558	6.1%
Total interest-bearing deposits	1,583,224	57.2%	1,545,095	57.4%	1,447,119	56.5%	1,479,181	56.9%	1,493,183	57.4%
Noninterest-bearing deposits	1,183,058	42.8%	1,144,985	42.6%	1,114,155	43.5%	1,120,521	43.1%	1,109,789	42.6%
Total deposits	$2,766,282	100.0%	$2,690,080	100.0%	$2,561,274	100.0%	$2,599,702	100.0%	$2,602,972	100.0%

CBTX, INC. AND SUBSIDIARY

Credit Quality (Unaudited)

(In thousands, except percentages)

	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Nonperforming assets (at period end):
Nonaccrual loans:
Commercial and industrial	$1,317	$2,161	$1,734	$2,533	$3,280
Real estate:
Commercial real estate	1,517	2,751	2,092	2,217	3,216
Construction and development	—	13	225	233	252
1-4 family residential	656	677	738	765	898
Multi-family residential	—	—	—	—	—
Consumer	—	—	4	21	—
Agricultural	—	—	—	—	—
Nonaccrual loans	3,490	5,602	4,793	5,769	7,646
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	3,490	5,602	4,793	5,769	7,646
Foreclosed assets, including other real estate:
Commercial real estate, construction and development, land and land development	12	175	137	295	298
Residential real estate	—	—	—	—	407
Total foreclosed assets	12	175	137	295	705
Total nonperforming assets	$3,502	$5,777	$4,930	$6,064	$8,351

Allowance for Loan Losses (at period end):
Commercial and industrial	$7,719	$8,763	$7,648	$7,439	$7,257
Real estate:
Commercial real estate	6,730	6,913	10,930	10,742	10,375
Construction and development	4,298	3,606	3,335	3,356	3,482
1-4 family residential	2,281	2,454	1,404	1,329	1,326
Multi-family residential	1,511	1,630	1,479	1,520	1,419
Consumer	387	394	479	517	566
Agricultural	62	71	66	53	68
Other	705	655	405	393	285
Total allowance for loan losses	$23,693	$24,486	$25,746	$25,349	$24,778

Credit Quality Ratios (at period end):
Nonperforming assets to total assets	0.11%	0.18%	0.16%	0.20%	0.27%
Nonperforming loans to total loans	0.14%	0.23%	0.20%	0.24%	0.33%
Allowance for loan losses to nonperforming loans	678.9%	437.1%	537.2%	439.4%	324.1%
Allowance for loan losses to total loans	0.97%	0.99%	1.07%	1.08%	1.07%

CBTX, INC. AND SUBSIDIARY

Allowance for Loan Losses (Unaudited)

(In thousands, except percentages)

	For the Three Months Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Analysis of Allowance for Loan Losses

Allowance for loan losses at beginning of period	$24,486	$25,746	$25,349	$24,778	$23,757

Provision (recapture) for loan losses	(2,169)	(1,142)	690	865	1,050

Net (charge-offs) recoveries
Commercial and industrial	1,521	(114)	(301)	(297)	52
Real estate:
Commercial real estate	(156)	(3)	5	3	(118)
Construction and development	(1)	—	—	—	—
1-4 family residential	—	4	—	(2)	(7)
Multi-family residential	—	—	—	—	—
Consumer	1	(4)	3	2	9
Agricultural	10	—	—	—	35
Other	1	(1)	—	—	—
Total net (charge-offs) recoveries	1,376	(118)	(293)	(294)	(29)

Allowance for loan losses at end of period	$23,693	$24,486	$25,746	$25,349	$24,778

Net charge-offs (recoveries) to average loans	(0.22%)	0.02%	0.05%	0.05%	0.00%

CBTX, INC. AND SUBSIDIARY

Non‑GAAP to GAAP Reconciliation (Unaudited)

(In thousands, except per share data and percentages)

Our accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional non‑GAAP financial measures. We classify a financial measure as being a non‑GAAP financial measure if that financial measure excludes or includes amounts or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non‑GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP. Non‑GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the way we calculate the non‑GAAP financial measures may differ from that of other companies reporting measures with similar names.

We calculate (1) tangible equity as total shareholders’ equity, less goodwill and other intangible assets, net of accumulated amortization, and (2) tangible book value per share as tangible equity divided by shares of common stock outstanding at the end of the relevant period. The most directly comparable GAAP financial measure for tangible book value per share is book value per share. We calculate tangible assets as total assets less goodwill and other intangible assets, net of accumulated amortization. The most directly comparable GAAP financial measure for tangible equity to tangible assets is total shareholders’ equity to total assets. We believe that tangible book value per share and tangible equity to tangible assets are measures that are important to many investors in the marketplace who are interested in book value per share and total shareholders’ equity to total assets, exclusive of change in intangible assets.

The following tables reconcile, as of the dates set forth below, total shareholders’ equity to tangible equity, total assets to tangible assets and presents book value per share, tangible book value per share, tangible equity to tangible assets and shareholders’ equity to total assets:

	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Tangible Equity
Total shareholders’ equity	$487,625	$471,851	$461,195	$451,571	$446,214
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	5,775	6,038	6,276	6,521	6,770
Tangible equity	$400,900	$384,863	$373,969	$364,100	$358,494
Tangible Assets
Total assets	$3,279,096	$3,190,453	$3,100,760	$3,074,790	$3,081,083
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	5,775	6,038	6,276	6,521	6,770
Tangible assets	$3,192,371	$3,103,465	$3,013,534	$2,987,319	$2,993,363

Common shares outstanding	24,907	24,859	24,859	24,833	24,833

Book value per share	$19.6	$19.0	$18.6	$18.2	$18.0
Tangible book value per share	$16.1	$15.5	$15.0	$14.7	$14.4

Total shareholders’ equity to total assets	14.9%	14.8%	14.9%	14.7%	14.5%
Tangible equity to tangible assets	12.6%	12.4%	12.4%	12.2%	12.0%

Investor Relations:

James L. Sturgeon

281.325.5013

investors@CBoTX.com

Media Contact:

Ashley Warren

713.210.7622

awarren@CBoTX.com